Amendment to Subadvisory Agreements

AST Investment Services, Inc. and Prudential Investments LLC and Neuberger Berman Management LLC (“Subadviser”) hereby agree to amend the subadvisory agreements (including any amendments or supplements) listed below (collectively, the “Agreement”) by amending Schedule A to such Agreement (“Schedule A”). Schedule A addresses the level of subadvisory fees paid by the Manager to Subadviser under the Agreement. Schedule A is hereby replaced in its entirety with the attached Amended Schedule A, effective as of April 1, 2014.

The Agreement affected by this Amendment consists of the following:

  Subadvisory Agreement, dated as of May 4, 2009, by and among AST Investment Services, Inc., Prudential Investments LLC, and Subadviser pursuant to which Subadviser has been retained to provide investment advisory services to the AST Neuberger Berman/LSV Mid-Cap Value Portfolio of Advanced Series Trust.

  Subadvisory Agreement, dated as of May 4, 2009, by and among AST Investment Services, Inc., Prudential Investments LLC, and Subadviser, pursuant to which Subadviser has been retained to provide investment advisory services to the AST Neuberger Berman Mid-Cap Growth Portfolio of Advanced Series Trust.

  Subadvisory Agreement, dated as of June 7, 2013, by and among AST Investment Services, Inc., Prudential Investments LLC, and Subadviser, pursuant to which Subadviser has been retained to provide investment advisory services to the AST International Growth Portfolio of Advanced Series Trust.

AST Investment Services, Inc. and/or Prudential Investments LLC and Subadviser further agree that each Amended Schedule A supersedes any other fee arrangements, written or oral, that may be applicable to the Agreements listed above.

IN WITNESS HEREOF, AST Investment Services, Inc, Prudential Investments LLC, and Neuberger Berman Management, LLC have duly executed this Amendment as of the date and year first written above.

PRUDENTIAL INVESTMENTS LLC

By:_/s/ Timothy S. Cronin________

Name:__Timothy S. Cronin_______

Title:__Senior Vice President______

AST Investment Services, Inc.

By:_/s/ Timothy S. Cronin________

Name:__Timothy S. Cronin_______

Title:__Senior Vice President______

neuberger berman management, LLC

By:____/s/ Robert Conti____________

Name:__Robert Conti______________

Title:___President_________________

Effective Date: April 1, 2014

AMENDED SCHEDULE A FOR Subadvisory Agreement

Advanced Series Trust

AST Neuberger Berman / LSV Mid-Cap Value Portfolio

As compensation for services provided by Neuberger Berman Management LLC (Neuberger Berman) AST Investment Services, Inc. (ASTISI) and Prudential Investments LLC (PI) will pay Neuberger Berman an advisory fee on the net assets managed by Neuberger Berman that is equal, on an annualized basis, to the following:

Portfolio	Subadvisory Fee Rate*
AST Neuberger Berman / LSV Mid-Cap Value Portfolio	0.40% of average daily net assets to $1 billion; and 0.35% of average daily net assets over $1 billion

Effective Date: April 1, 2014

*Neuberger Berman has also agreed to waive the compensation due to it under this agreement to the extent necessary to reduce its effective monthly subadvisory fees for the AST Neuberger Berman / LSV Mid-Cap Value Portfolio of Advanced Series Trust by the following percentages based on the combined average daily net assets of the following portfolios: AST Neuberger Berman/LSV Mid-Cap Value Portfolio of Advanced Series Trust, the AST Neuberger Berman Mid-Cap Growth Portfolio of Advanced Series Trust, the AST International Growth Portfolio of Advanced Series Trust, and the PSF SP International Growth Portfolio of Prudential Series Fund:

Combined Asset Levels Percentage Fee Waiver

Assets up to $750 million No Fee Reduction

Assets between $750 million and $1.5 billion 5.0% Fee Reduction

Assets between $1.5 billion and $3.0 billion 7.5% Fee Reduction

Assets above $3.0 billion 10.0% Fee Reduction

AMENDED SCHEDULE A FOR Subadvisory Agreement

Advanced Series Trust

AST Neuberger Berman Mid-Cap Growth Portfolio

As compensation for services provided by Neuberger Berman Management LLC (Neuberger Berman), AST Investment Services, Inc. (ASTISI) and Prudential Investments LLC (PI) will pay Neuberger Berman an advisory fee on the net assets managed by Neuberger Berman that is equal, on an annualized basis, to the following:

Portfolio	Subadvisory Fee Rate*
AST Neuberger Berman Mid-Cap Growth Portfolio	0.40% of average daily net assets to $100 million; and 0.35% of average daily net assets exceeding $100 million

Effective Date: April 1, 2014

*Neuberger Berman has also agreed to waive the compensation due to it under this agreement to the extent necessary to reduce its effective monthly subadvisory fees for the AST Neuberger Berman Mid-Cap Growth Portfolio of Advanced Series Trust by the following percentages based on the combined average daily net assets of the following portfolios: the AST Neuberger Berman Mid-Cap Growth Portfolio of Advanced Series Trust, the AST Neuberger Berman / LSV Mid-Cap Value Portfolio of Advanced Series Trust, the AST International Growth Portfolio of Advanced Series Trust and the PSF SP International Growth Portfolio of Prudential Series Fund:

Combined Asset Levels Percentage Fee Waiver

Assets up to $750 million No Fee Reduction

Assets between $750 million and $1.5 billion 5.0% Fee Reduction

Assets between $1.5 billion and $3.0 billion 7.5% Fee Reduction

Assets above $3.0 billion 10.0% Fee Reduction

AMENDED SCHEDULE A FOR Subadvisory Agreement

Advanced Series Trust

AST International Growth Portfolio

As compensation for services provided by Neuberger Berman Management LLC (Neuberger Berman), AST Investment Services, Inc. (ASTISI) and Prudential Investments LLC (PI) will pay Neuberger Berman an advisory fee on the net assets managed by Neuberger Berman that is equal, on an annualized basis, to the following:

Portfolio	Subadvisory Fee Rate*
AST International Growth Portfolio	0.375% of average daily net assets to $500 million; 0.325% of average daily net assets over $500 million to $1.5 billion; and 0.300% of average daily net assets over $1.5 billion

Effective Date: April 1, 2014

*Neuberger Berman has also agreed to waive the compensation due to it under this agreement to the extent necessary to reduce its effective monthly subadvisory fees for the AST International Growth Portfolio of Advanced Series Trust by the following percentages based on the combined average daily net assets of the following portfolios: the AST International Growth Portfolio of Advanced Series Trust, the AST Neuberger Berman / LSV Mid-Cap Value Portfolio of Advanced Series Trust, the AST Neuberger Berman Mid-Cap Growth Portfolio of Advanced Series Trust, and the PSF SP International Growth Portfolio of Prudential Series Fund:

Combined Asset Levels Percentage Fee Waiver

Assets up to $750 million No Fee Reduction

Assets between $750 million and $1.5 billion 5.0% Fee Reduction

Assets between $1.5 billion and $3.0 billion 7.5% Fee Reduction

Assets above $3.0 billion 10.0% Fee Reduction